Filed # C30068-03


                                                               December 3, 2003





                          ARTICLES OF INCORPORATION


                                      OF


                       INNOVATIVE ENERGY SOLUTIONS, INC.





                                  ARTICLE I


                             NAME OF CORPORATION


       The name of the Corporation is to be Innovative Energy Solutions, Inc.


                                 ARTICLE II


                               REGISTERED AGENT


       The address of the initial resident office of the Corporation will be at 4535 West Sahara, Ave. , Las Vegas, Nevada 89703. The name of the initial resident agent at such address is Eastbiz.com, Inc.


                                 ARTICLE III


                                 CAPITAL STOCK


       The total number of shares of capital stock which the Corporation shall have authority to issue is seventy-five million (75,000,000) shares having a par value of one tenth of one cent ($.001) each.



                                  ARTICLE IV


                            INCORPORATING DIRECTOR


       The incorporating director shall be Ronald Foster at 103 Firetower Rd., Leesburg, Georgia 31763.





IN WITNESS WHEREOF, the above-named incorporator has hereunto set his hand and seal this 5th day of December, 2003.



Ronald Foster



Ronald Foster, Incorporator























                                                               Filed # C30068-03


                                                                 August 2, 2004


                                AMENDMENT # 1 TO


                           ARTICLES OF INCORPORATION


                                       OF


                        INNOVATIVE ENERGY SOLUTIONS, INC.


                                  ARTICLE III


                                 CAPITAL STOCK


       The total number of shares of capital stock which the Corporation shall have authority to issue is eighty-five million (85,000,000) shares of which seventy-five million (75,000,000) shares shall be designated common stock, having a par value of one tenth of one cent ($.001) each, and of which ten million (10,000,000) shares shall be designated preferred stock of the Corporation, having a par value of one cent ($.001) each.





The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.




Ronald Foster


Ronald Foster, Incorporator